Exhibit 99.1

PRESS RELEASE

CONTACT: Liz Shows
Odyssey Marine Exploration, Inc.
(813) 876-1776 x 2335
lshows@shipwreck.net

Odyssey President Provides Preliminary Revenue Announcement for Third Quarter

Tampa, FL – October 6, 2010 – Odyssey’s (Nasdaq: OMEX) President and COO, Mark Gordon, will deliver a presentation today at the Craig-Hallum Capital Group Alpha Select Investor Conference. The presentation will be webcast at http://investor.shareholder.com/craig-hallum/select/eventdetail.cfm?eventid=86690.

Mr. Gordon will report that the company’s preliminary revenue for the third quarter, ending September 30, 2010, will exceed $8 million, subject to quarter end adjustments and review. The final third quarter results are expected to be released on or before November 9, 2010. The presentation will include an overview of the Company’s activities in the shipwreck business as well as the provision of services in deep-ocean mining exploration and other expedition services including work for insurance and government clients.

“Our strong third quarter revenue growth resulted from our strategic moves into mining exploration, revenue earned from syndicated projects and miscellaneous expedition projects including provision of government and insurance company services in the wake of the airline accident in the Eastern Mediterranean,” stated Mr. Gordon. “What we are seeing now is the fruits of our strategic move to leverage our deep-ocean expertise into new sectors which we expect will provide significant revenue opportunities while we continue to engage in our core shipwreck business.”

“Our move into other deep-ocean services has been rewarding but our core business is still the shipwreck business,” added Greg Stemm, Odyssey’s CEO. “This year we have conducted shipwreck operations using three different ships on three major projects, so our move into these other areas has been accretive to our business plan but has not taken away from our shipwreck exploration work. The significant expansion of our operations has had its challenges but we are pleased with the resulting revenue. As is common for companies experiencing rapid growth, realization of revenue has not immediately translated into cash flow and we have also added some new advanced technology to enhance our offshore capabilities, so we are considering some short-term financing strategies that will minimize dilution to existing shareholders.”

About Odyssey Marine Exploration, Inc.

Odyssey Marine Exploration, Inc. (NasdaqCM: OMEX) is engaged in the exploration of deep-ocean shipwrecks and uses innovative methods and state-of-the-art technology to conduct extensive search and archaeological recovery operations around the world. Odyssey discovered the Civil War era shipwreck of the SS Republic® in 2003 and recovered over 50,000 coins and 14,000 artifacts from the site nearly 1,700 feet deep.

In May 2007, Odyssey announced the historic deep-ocean treasure recovery of over 500,000 silver and gold coins, weighing 17 tons, from a Colonial era site code-named “Black Swan.” In February 2009, Odyssey announced the discovery of Balchin’s HMS Victory. Odyssey also has other shipwreck projects in various stages of development around the world.

www.shipwreck.net

Odyssey offers various ways to share in the excitement of deep-ocean exploration by making shipwreck treasures and artifacts available to collectors, the general public and students through its webstore, exhibits, books, television, merchandise, and educational programs.

Odyssey’s operations are the subject of a Discovery Channel television series titled “Treasure Quest,” produced by JWM Productions. The 12-episode first season aired worldwide in 2009.

Following previous successful engagements in New Orleans, Tampa, Detroit, Oklahoma City and Charlotte, Odyssey’s SHIPWRECK! exhibit is on exhibit at the Maryland Science Center in Baltimore until January 31, 2011. Additional information is available at http://www.mdsci.org/.

For details on the Odyssey’s activities and its commitment to the preservation of maritime heritage please visit www.shipwreck.net.

Odyssey Marine Exploration believes the information set forth in this Press Release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed with the Securities and Exchange Commission.

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www.shipwreck.net